Exhibit 10.58

Coronado Biosciences Inc.

RESTRICTED STOCK ISSUANCE AGREEMENT

This RESTRICTED STOCK ISSUANCE AGREEMENT (the “Agreement”) is made and entered into as of December 19, 2013, by and between Coronado Biosciences Inc., a Delaware corporation (the “Company”), and Lindsay A. Rosenwald, MD (the “Grantee”).

WHEREAS, in connection with Grantee’s service to the Company, the Company has agreed to issue One Million Nine Hundred Seventy-Nine Thousand Three Hundred Forty-Six (1,979,346) shares of Common Stock (the “Shares”).

NOW, THEREFORE, the parties agree as follows.

1.          Issuance of Stock. The Company hereby agrees to issue to the Grantee the Shares, which for purposes of this Agreement have a fair market value equal to the closing price of $2.08 per share on December 18, 2013. All of the Shares received by the Grantee from the Company pursuant to this Agreement are subject to an option by the Company to repurchase such Shares.

2.          Repurchase Option.

(a)          The later of (i) voluntary termination of the Grantee’s employment with the Company, if Grantee is employed by the Company, and (ii) Grantee’s voluntary resignation from the Board of Directors of the Company, or refusal to stand for re-election, other than in both instances due to a disagreement with the Company (referred to as “a voluntary resignation”), shall be a “Triggering Event.”

(b)          In the event that a Triggering Event occurs, the Company shall have an option (the “Repurchase Option”) for a period of 90 days following the Triggering Event to repurchase any of the Shares that are not vested under the vesting schedule set forth on Exhibit A hereto (“Unvested Shares”) at the price per share designated pursuant to paragraph (c) hereof. In the event the Company elects to exercise the Repurchase Option, it shall be exercised by the Company by written notice to the Grantee, which notice shall specify the number of Shares and the time (not later than 30 days from the date of the Company’s notice) and place for the closing of the repurchase of the Shares, which shall be reasonably convenient to the Grantee. Upon delivery of such notice and payment of the purchase price in accordance with the terms herewith, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being repurchased by the Company.

(c)          The purchase price for each Unvested Share repurchased pursuant to the Repurchase Option shall be $0.001 per share.

(d)          Said purchase price shall be paid to the Grantee, at the Company’s option, (i) by delivery of a cashier’s check in the amount of the purchase price, (ii) by cancellation of any amount of the Grantee’s indebtedness to the Company equal to the purchase price for the shares being repurchased, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such purchase price.

(e)          Whenever the Company shall have the right to repurchase Shares hereunder, the Board of Directors may designate and assign to one or more assignees the right to exercise all or part of the Repurchase Option, provided that such assignees comply with the terms of this Agreement. In the event an assignee exercises all or part of the Repurchase Option, the purchase price shall be paid to the Grantee by delivery of a cashier’s check or in such other form acceptable to the Grantee.

3.          Release of Shares From Repurchase Option/Accelerated Vesting. In the event the Repurchase Option is triggered pursuant to a Triggering Event and the Company (or its assigns) fails to exercise the Repurchase Option or timely complete the repurchase of any of the Shares, then, upon the expiration of the 90-day option exercise period, or the subsequent 30-day repurchase period, as the case may be, any and all such Shares not repurchased by the Company shall be immediately released from the Repurchase Option. In the event of any termination of Grantee’s employment with the Company or service on the Board of Directors of the Company, that does not constitute a Triggering Event, then all Shares shall be immediately released from the Repurchase Option. Upon the expiration or release of the Repurchase Option any unvested Shares shall immediately vest.

4.          Restriction on Transfer. Except for a transfer to a “Related Party” (as defined below), none of the Unvested Shares or any beneficial interest therein shall be transferred, pledged, hypothecated, encumbered or otherwise disposed of in any way. For purposes of this Agreement, “Related Party” shall mean a spouse, lineal ancestor or descendant, natural or adopted, a spouse of a lineal ancestor or descendant, or a trust for the sole benefit of such persons or any of them.

All transferees of Shares or any interest therein (including Related Parties) will receive and hold such Shares or interest subject to the provisions of this Agreement, and shall agree in writing to take such Shares or interest therein subject to all the terms of this Agreement, including restrictions on further transfer. Any sale or transfer of the Company’s Shares shall be void unless the provisions of this Agreement are met.

5. Voting and Dividend Rights. Grantee, as beneficial owner of the Shares, shall have full voting and dividend rights with respect to the Shares during and after the vesting period. Dividends, if any, declared and paid on the Shares during the vesting period shall be accrued by the Company during the vesting period and paid to Grantee only if and when the related Shares vest and become non-forfeitable as provided in Sections 2 and 3 hereof. Any such accrued dividends shall be paid to Grantee no later than 30 days after the applicable vesting date. If any Unvested Shares are repurchased pursuant to the Repurchase Option, then, on the date of such repurchase, Grantee shall no longer have any rights as a stockholder with respect to such repurchased Shares or any interest therein, and Grantee shall not be entitled to receive any accrued dividends previously declared on such repurchased Shares.

6.          Investment Intent; Legends on Certificates.

(a)          Simultaneously with the execution hereof, the Grantee has executed and delivered to the Company a copy of the Investment Representation Statement in the form of Exhibit B hereto concerning the Grantee’s investment intent with respect to the Shares.

(b)          The Grantee acknowledges that the certificates evidencing the Shares shall be endorsed with a legend, in addition to any other legends required by this Agreement or any other agreement to which the Shares are subject, substantially as follows.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION PROVISIONS.

(c)          The Grantee understands and agrees that neither the Company nor any agent of the Company shall be under any obligation to recognize and transfer any of the Shares if, in the opinion of counsel for the Company, such transfer would result in violation by the Company of any federal or state law with respect to the offering, issuance or sale of securities.

7.          Adjustment for Stock Splits and the Like. All references to the number of Shares shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares that may be made by the Company after the date of this Agreement.

8.          Tax Consequences.

(a)          The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and foreign (if applicable) tax consequences of this investment and the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Grantee understands that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. The Grantee understands that he may elect to be taxed at the time the Shares are purchased rather than when and as the Repurchase Option or 16(b) period expires by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of purchase.

(b)          THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE GRANTEE’S BEHALF.

(c)          If the Grantee makes any tax election relating to the treatment of the Shares under the Code, at the time of such election the Grantee shall promptly notify the Company of such election.

9.          General Provisions.

(a)          This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York. This Agreement represents the entire agreement between the parties with respect to the repurchase of the Shares by the Company and may be modified or amended only in a writing signed by all parties hereto.

(b)          In addition to the legend set forth in paragraph 6 of this Agreement, the certificates representing the Shares shall be endorsed with the following legend.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RESTRICTED STOCK ISSUANCE AGREEMENT AND TO THE RESTRICTIONS CONTAINED THEREIN, INCLUDING RESTRICTIONS UPON TRANSFER. A COPY OF THE AGREEMENT WILL BE FURNISHED TO ANY INTERESTED PARTY UPON WRITTEN REQUEST, WITHOUT CHARGE.

(c)          Any notice, demand or request required or permitted to be given pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, first class, certified or registered, return receipt requested, with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may designate by notifying the other in writing.

(d)          The rights and obligations of the Company and the Grantee hereunder shall be binding upon, inure to the benefit of and be enforceable against their respective successors and assigns, legal representatives and heirs. In addition, the rights and obligations of the Company under Section 2 of this Agreement shall be transferable to any one or more persons or entities as set forth therein.

(e)          Either party’s failure to enforce any provision or provisions of this Agreement, except for the exercise by the Company or its assigns of the Repurchase Option, shall not in any way be construed as a waiver of any such provision or provisions, nor prevent the party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and shall not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances.

(f)          The Company and the Grantee agree, upon request, to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(g)          THIS AGREEMENT DOES NOT IN ANY MANNER OBLIGATE THE COMPANY TO CONTINUE THE GRANTEE’S RELATIONSHIP WITH THE COMPANY.

(h)          This Agreement expresses the entire understanding with respect to the subject matter hereof and supersedes and terminates any prior oral or written agreements with respect to the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Restricted Stock Issuance Agreement as of the day and year first set forth above.

COMPANY:

Coronado Biosciences Inc.

By:	/s/ Lucy Lu
Lucy Lu, EVP and CFO

GRANTEE:

Lindsay A. Rosenwald, MD

/s/ Lindsay A. Rosenwald		(SEAL)

Address:	787 7th Avenue, 48th floor
New York, NY 10019

EXHIBIT A

VESTING SCHEDULE

The shares referenced in the attached Agreement shall be subject to a vesting schedule whereby the shares shall be released from the Repurchase Option as follows. Vesting shall be conditioned upon the Grantee’s continued employment with, or service on the Board of Directors of, the Company, except as provided in Section 3 above.

The Shares shall vest, if at all, in three equal installments as follows:

(a)	one-third of the shares will vest when the Company achieves a fully-diluted market capitalization of $147,862,699 (being two times the market capitalization on the date of grant of the Shares) provided, however, that if the market capitalization threshold is met prior to December 19, 2016, vesting shall occur on December 19, 2016;
(b)	one-third of the shares will vest when the Company achieves a fully-diluted market capitalization of $221,794,048 (being three times the market capitalization on the date of grant of the Shares) provided, however, that if the market capitalization threshold is met prior to December 19, 2017, vesting shall occur on December 19, 2017; and
(c)	one-third of the shares will vest when the Company achieves a fully-diluted market capitalization of $295,725,398 (being four times the market capitalization on the date of grant of the Shares) provided, however, that if the market capitalization threshold is met prior to December 19, 2018, vesting shall occur on December 19, 2018.

To the extent that the application of a specified percentage results in a fractional number of Shares, the number of Shares then released will be rounded down to the next whole number of Shares.

For purposes of this Agreement, “market capitalization” shall be determined by multiplying the total number of Shares outstanding (including Shares issuable upon conversion, exchange or exercise of any derivative security, including without limitation, options, warrants, convertible equity or debt or restricted equity) by the last reported closing price of the Stock on any Exchange or in the over-the-counter market (the “Market Price”).

The shares will accelerate and vest 100% and be fully released from the Repurchase Option immediately prior to any Change of Control. A “Change of Control” means (a) any transaction, or series of transactions, resulting in the Company’s stockholders prior to such transaction holding less than a majority of the voting securities of the Company or the resulting entity, (b) a sale, license or lease of all or substantially all of the Company’s assets, or (c) any change in the composition of the Board of Directors such that a majority of the Board of Directors as of the date of this Agreement (“Existing Directors”) (including members of the Board of Directors then in place that were appointed by a majority of the Existing Directors), fails to represent such majority of the Board of Directors.

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

Grantee:	Lindsay A. Rosenwald, MD
Issuer:	Coronado Biosciences Inc. (the “Company”)
Security:	Common Stock
No. of Shares:	1,979,346

In connection with the receipt of the above securities, the Grantee represents to the Company as follows.

1.          Grantee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Grantee is acquiring the securities for investment for Grantee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

2.          Grantee understands that the securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Grantee’s investment intent as expressed herein.

3.          Grantee further understands that the securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is available. Moreover, Grantee understands that the Company is under no obligation to register the securities. In addition, Grantee understands that the certificate evidencing the securities will be imprinted with a legend that prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

Date: December 19, 2013	GRANTEE:

/s/ Lindsay A. Rosenwald
Lindsay A. Rosenwald, MD